Exhibit 10.3

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Incentive Stock Option Agreement

(Under the 2009 Omnibus Stock Plan)

Name of Optionee:

No. of Shares Covered:	Date of Grant:

Vesting Start Date:	Address of Optionee:

Exercise Price Per Share:	Expiration Date: [Note: (generally will be 10 years following grant date)]

Exercise Schedule (Cumulative):

[Vesting terms]

This is an Incentive Stock Option Agreement (the “Agreement”) between M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation (the “Company”), and the optionee identified above (the “Optionee”) effective as of the date of grant specified above.

RECITALS

A. The Company maintains the M/A-COM Technology Solutions Holdings, Inc. 2009 Omnibus Stock Plan (the “Plan”).

B. Pursuant to the Plan, the board of directors of the Company (the “Board”) or a committee of two or more directors of the Company (the “Committee”) appointed by the Board administers the Plan and has the authority to determine the awards to be granted under the Plan (if the Board has not appointed a committee to administer the Plan, then the Board shall constitute the Committee).

C. The Committee has determined that the Optionee is eligible to receive an award under the Plan in the form of an incentive stock option (the “Option”).

The Company hereby grants this Option to the Optionee under the terms and conditions as follows.

TERMS AND CONDITIONS*

1.	Grant. The Optionee is granted this Option to purchase the number of Shares specified at the beginning of this Agreement.

2.	Exercise Price. The price to the Optionee of each Share subject to this Option shall be the exercise price specified at the beginning of this Agreement.

3.	Incentive Stock Option. This Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); provided that if the Option or part thereof fails to qualify as an incentive stock option, it will be treated as a non-statutory stock option.

4.	Exercise Schedule. This Option shall vest and become exercisable as to the number of Shares and on the dates specified in the exercise schedule at the beginning of this Agreement. The exercise schedule shall be cumulative; thus, to the extent this Option has not already been exercised and has not expired, terminated or been cancelled, the Optionee or the person otherwise entitled to exercise this Option as provided herein may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule.

This Option may also be exercised in full (notwithstanding the exercise schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.

5.	Expiration. This Option shall expire at 5:00 p.m. Eastern Time on the earliest of:

(a)	The expiration date specified at the beginning of this Agreement (which date shall not be later than ten years after the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, five years after the date of grant);

(b)	The expiration of the period after the termination of employment of the Optionee within which the Option can be exercised (as specified in Section 7 of this Agreement);

(c)	Termination of the Optionee’s employment for Cause. “Cause” shall be deemed to exist upon (i) an act or acts of dishonesty undertaken by Optionee and intended to result in substantial gain or personal enrichment of Optionee at the expense of the Company; (ii) unlawful conduct or gross misconduct that is willful and deliberate on Optionee’s part and that, in either event, is materially injurious to the Company; (iii) the conviction of Optionee of a felony; or (iv) material breach by Optionee of any terms and conditions of any employment or non-competition/non-solicitation agreement between the Optionee and the Company not caused by the Company, which breach has not been cured by Optionee within ten days after written notice thereof to Optionee from the Company; or

*	Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

(d)	The date (if any) fixed for cancellation pursuant to Section 17 of the Plan or pursuant to Section 18 of the Plan.

In no event may anyone exercise this Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement. In addition, if the Option is exercised, and prior to the delivery of the certificate representing the Shares so purchased, it is determined that Cause for termination existed, then the Company may rescind the Option exercise by the Optionee and the Option shall terminate at the election of the Company.

6.	Procedure to Exercise Option.

Notice of Exercise. This Option may be exercised by delivering written notice of exercise to the Company at the principal executive office of the Company, to the attention of the Company’s Secretary, in the form attached to this Agreement. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising this Option. If the person exercising this Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise this Option.

Tender of Payment. Upon giving notice of any exercise hereunder, the Optionee shall provide for payment of the purchase price of the Shares being purchased through one or a combination of the following methods:

(a)	Cash (including check, bank draft or money order);

(b)	To the extent permitted by law, through a broker-assisted cashless exercise in which the Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and uses the proceeds from such sale to pay the purchase price of such Shares;

(c)	If approved by the Committee, by delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price of such Shares; or

(d)	If approved by the Committee, by authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the purchase price for the total number of Shares as to which the Option is exercised.

Notwithstanding the foregoing, the Optionee shall not be permitted to pay any portion of the purchase price through a broker-assisted cashless exercise with Shares, or by authorizing the Company to retain Shares upon exercise of the Option, if the Committee, in its sole discretion, determines that payment in such manner is undesirable.

Delivery of Certificates. As soon as practicable after the Company receives the notice and purchase price provided for above, it shall deliver to the person exercising this Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, no certificate for Shares distributable under the Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act.

7.	Employment Requirement. This Option may be exercised only while the Optionee remains employed with the Company or an Affiliate thereof, and only if the Optionee has been continuously so employed since the date of this Agreement; provided that:

(a)	This Option may be exercised for 90 days following the day the Optionee’s employment by the Company or an Affiliate ceases if such cessation of employment is for a reason other than death or disability, but only to the extent that it was exercisable immediately prior to termination of employment; provided, that if termination of the Optionee’s employment shall have been for Cause, the Option shall expire, and all rights to purchase Shares hereunder shall terminate, immediately upon such termination.

(b)	This Option may be exercised within six months after the Optionee’s employment by the Company or an Affiliate ceases if such cessation of employment is because of death or disability of the Optionee, but only to the extent it was exercisable immediately prior to cessation of employment.

(c)	If the Optionee’s employment terminates after a declaration made pursuant to Section 17 of the Plan in connection with a Fundamental Change, the Option may be exercised at any time permitted by such declaration.

Notwithstanding the above, the Option may not be exercised after it has expired.

8.	Acceleration of Vesting.

Fundamental Change. In the event of a Fundamental Change the Committee may, but shall not be obligated to:

(a)	if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of this Option by the substitution for this Option of options or voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

(b)	at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to the Optionee of the declaration, that this Option, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of, the Fundamental Change (unless it shall have been exercised prior to the occurrence of the Fundamental Change). In connection with any such declaration, the Committee may, but shall not be obligated to, cause payment to be made to the Optionee of cash equal to, for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value per Share exceeds the exercise price per Share covered by this Option. At the time of any such declaration, this Option shall immediately become exercisable in full and the Optionee shall have the right, during the period preceding the time of cancellation of this Option, to exercise this Option as to all or any part of the Shares covered by this Option. In the event of a declaration pursuant to this subsection, to the extent this Option has not been exercised prior to the Fundamental Change, the unexercised part of this Option shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, the holder of this Option shall not be entitled to the payment provided for in this subsection if this Option shall have expired pursuant to Section 5 above or been cancelled. For purposes of this subsection only, “Fair Market Value” per Share has the meaning set forth in Section 17 of the Plan.

Change in Control. If a Change in Control of the Company shall occur, then, at the sole discretion of the Committee, the Option, if not already exercised in full or otherwise terminated, expired or cancelled, may become immediately exercisable in full and remain exercisable during the remaining term of the Option or such other period as the Committee may determine. As described in Section 18 of the Plan, the Company may also provide for the assumption or substitution of the Option or that the Option shall terminate upon the Change in Control.

Discretionary Acceleration. Notwithstanding any other provisions of this Agreement to the contrary, the Committee may, in its sole discretion, declare at any time that the Option shall be immediately exercisable.

Possible Tax Effect of Acceleration. If acceleration of this Option results in the vesting of Shares with a Fair Market Value in excess of $100,000 in any given year, then this Option shall not be deemed an “incentive stock option” within the meaning of Section 422 of the Code to the extent the Fair Market Value of vested Shares exceeds $100,000 in such year.

For the avoidance of doubt, no consent of the Optionee shall be required for any change (including a change detrimental to the Optionee) to the terms of the Option made by the Committee pursuant to this Section 8.

9.	Limitation on Transfer. During the lifetime of the Optionee, only the Optionee or his/her guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by the Optionee otherwise than by will or the laws of descent and distribution.

10.	No Stockholder Rights Before Exercise. No person shall have any of the rights of a stockholder of the Company with respect to any Share subject to the Option until the Share actually is issued to him/her upon exercise of the Option.

11.	Lock-Up Period.

(a)	The Optionee agrees that the Optionee will not offer, pledge, sell, contract to sell, sell any option, sell any contract to purchase, purchase any option, purchase any contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or any other Company securities) or enter into any swap, hedging, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or any other Company securities) held by the Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of the Company’s capital stock (or any other Company securities, collectively, the “Stock”) not to exceed 90 days (180 days in the case of an initial public offering), plus any additional periods required by the Financial Industry Regulatory Authority, after the effective date of any Company registration statement filed under the Securities Act.

(b)	The Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter to the extent that such agreements are consistent with the foregoing or that are necessary to give further effect to the provisions set forth in Section 11(a). In addition, if requested by the Company or the representative of the underwriters of Stock, the Optionee will provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.

(c)	The obligations described in this Section 11 will not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Stock subject to the foregoing restriction until the end of such period, as applicable.

12.	Discretionary Adjustment. Except for such mandatory adjustments provided for in Section 16 of the Plan, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of the Optionee, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Plan and the number and kind of securities issuable upon exercise of the Option and the exercise price hereof.

13.	Transfer of Shares — Tax Effects. The Optionee hereby acknowledges that if any Shares received pursuant to the exercise of any portion of the Option are sold within two years from the date of grant or within one year from the effective date of exercise of the Option, or if certain other requirements of the Code are not satisfied, such Shares will be deemed under the Code not to have been acquired by the Optionee pursuant to an “incentive stock option” as defined in the Code; and that the Company shall not be liable to the Optionee in the event the Option for any reason is deemed not to be an “incentive stock option” within the meaning of the Code.

14.	Tax Consequences.

(a) The Optionee may incur tax liability as a result of the Optionee’s purchase or disposition of the Shares. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(b) Notwithstanding the Company’s good faith determination of the Fair Market Value of the Company’s common stock for purposes of determining the exercise price per Share of the Option, the taxing authorities may assert that the fair market value of the Company’s common stock on the date of grant was greater than the exercise price per Share. The Option may fail to qualify as an incentive stock option if the exercise price per Share of the Option is less than the fair market value of the Company’s common stock on the date of grant. In addition, under Section 409A of the Code, if the exercise price per Share of the Option is less than the fair market value of the Company’s common stock on the date of grant, the Option may be treated as a form of deferred compensation and the Optionee may be subject to an additional 20% federal tax (as well as an additional 20% state tax if the Optionee is a resident of California), plus interest and possible penalties. The Optionee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

15.	Amendment to Meet the Requirements of Section 409A. The Optionee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Optionee, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Company deems appropriate or advisable.

16.	Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

17.	Discontinuance of Employment. This Agreement shall not give the Optionee a right to continued employment with the Company or any Affiliate of the Company, and the Company or any such Affiliate employing the Optionee may terminate his/her employment at any time and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

18.	Option Subject to Plan, Certificate of Incorporation and By-Laws. The Optionee acknowledges that the Option and the exercise thereof is subject to the Plan, the Certificate of Incorporation, as amended from time to time, and the By-Laws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

19.	Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee. This Agreement may be executed in one or more counterparts, which together shall constitute a binding agreement. Photocopies or other facsimiles of a party’s original signature hereto shall be deemed binding originals when delivered to the other party hereto, regardless of the medium of delivery.

20.	Choice of Law. This Agreement is entered into under the laws of the State of Delaware and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

21.	Execution of Stockholder Agreements. At the discretion of the Committee, the Company is hereby granted the right to require the Optionee from time to time to execute and deliver stockholder, voting or similar agreements.

22.	Right of First Refusal. If the Optionee (or a subsequent transferee) proposes to transfer any Shares acquired upon exercise of or in connection with the Option (in each case a “Selling Stockholder”), then the Selling Stockholder shall promptly give written notice to the Company at least 30 days prior to the closing of such transfer. The notice shall describe in reasonable detail the proposed transfer including, without limitation, the number of Shares to be transferred, the nature of the transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. For purposes of this Section 22, Transfer means the sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Shares.

For a period of 15 days following receipt of any notice described in the preceding paragraph, the Company (or its assignee) shall have the right to purchase all or a portion of the Shares subject to such notice on the same terms and conditions as set forth therein. The Company’s purchase right shall be exercised by written notice signed by an officer of the Company (or its assignee) and delivered to the Selling Stockholder within such 15-day period, the failure of the Company (or its assignee) to respond within such period shall be conclusive evidence that it elects not to purchase the Shares. The Company or its assignee shall effect the purchase of the Shares, including payment of the purchase price, not more than 30 business days after delivery of the notice from the Selling Stockholder, and at such time the Selling Stockholder shall deliver to the Company the certificate(s) representing the Shares to be purchased by the Company, each certificate to be properly endorsed for transfer.

To the extent that the Shares proposed to be transferred are not purchased by the Company and/or its assignee(s) as provided in this Section 22, then the Selling Stockholder may transfer such Shares to the proposed transferee(s) pursuant to the terms specified in the notice within 45 days after the date of the notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and each proposed transferee agrees in writing that the provisions of this Agreement, including this Section 22, shall continue to apply to the Shares after such Transfer. If the Shares described in the notice are not Transferred to the proposed transferee within such 45-day period, a new notice shall be given to the Company, and the Company and/or its assignees shall again be offered the right of first refusal as provided herein before any Shares acquired upon exercise of the Option may be sold or otherwise Transferred.

This provision shall terminate upon the closing of the Company’s first underwritten public offering of its common stock.

23.	Subchapter S. During any time when the Company has a Subchapter S election in place, the Company may prohibit the exercise of this Option to the extent such exercise would cause the termination of the Company’s Subchapter S election.

24.	California Securities Law Matters. The sale of the securities that are the subject of this agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of the securities or the payment or receipt of any part of the consideration before the qualification is unlawful, unless the sale of securities is exempt from qualification by Section 25100, 25102, or 25105 of the California Corporations Code. The rights of all parties to this agreement are expressly conditioned on qualification being obtained, unless the sale is exempt.

[Remainder of page left blank intentionally – signature page follows]

IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the date of grant.

OPTIONEE

Signature

Name

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By
Name:
Its:

                    , 20

To:

M/A-COM Technology Solutions Holdings, Inc.

100 Chelmsford Street

Lowell, MA 01851

Attention: Corporate Secretary

Ladies and Gentlemen:

I hereby exercise the following option (the “Option”) granted to me under the M/A-COM Technology Solutions Holdings, Inc. 2009 Omnibus Stock Plan (the “Plan”) with respect to the number of shares of Common Stock of M/A-COM Technology Solutions Holdings, Inc. (the “Company”) indicated below:

Name:

Date of Grant of Option:

Exercise Price Per Share:

Number of Shares With Respect to Which the Option is Hereby Exercised:

Total Exercise Price:

Select one or more of the following, which equal or exceed the Total Exercise Price:

☐	Enclosed with this letter is a check, bank draft or money order in the amount of $ of the Total Exercise Price.

Note that use of the following forms of payment is subject to the consent of the Committee (as defined in the Plan):

☐	With the consent of the Company, I hereby agree to pay $ of the Total Exercise Price within five business days of the date hereof and, as stated in the attached Broker’s Letter, I have delivered irrevocable instructions to to promptly deliver to the Company the amount of sale or loan proceeds from the Shares to be issued pursuant to this exercise necessary to satisfy my obligation hereunder to pay $ of the Total Exercise Price.

☐	With the consent of the Company, enclosed with this letter is a certificate evidencing unencumbered Shares (duly endorsed in blank) having an aggregate Fair Market Value (as defined in the Plan) equal to or in excess of $ of the Total Exercise Price.

☐	With the Consent of the Company, I elect to pay $ of the Total Exercise Price through a reduction in the number of Shares delivered to me upon this exercise of the Option as provided in Section 9.1(b) of the Plan.

If I am enclosing Shares with this letter, I hereby represent and warrant that I am the owner of such Shares free and clear of all liens, security interests and other restrictions or encumbrances. I agree that I will pay any required withholding taxes in connection with this exercise.

Please issue a certificate (the “Certificate”) for the number of Shares with respect to which the Option is being exercised in the name of the person indicated below and deliver the Certificate to the address indicated below:

Name in Which to Issue Certificate:

Address to Which Certificate Should be Delivered:

Principal Mailing Address for Holder of the Certificate (if different from above):

Very truly yours,

Signature

Name, please print

Social Security Number

Address

Phone Number

                    , 20

To:

M/A-COM Technology Solutions Holdings, Inc.

100 Chelmsford Street

Lowell, MA 01851

Attention: Corporate Secretary

Ladies and Gentlemen:

Name of Optionee:

Date of Grant of Option:

Exercise Price Per Share:

Number of Shares With Respect to Which the Option is to be Exercised:

Total Exercise Price:

The above Optionee has requested that we finance the exercise of the above Option to purchase Shares of Common Stock of M/A-COM Technology Solutions Holdings, Inc. (the “Company”) and has given us irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds from the Shares to be issued pursuant to such exercise to satisfy the Optionee’s obligation to pay the Total Exercise Price.

Very truly yours,

Broker Name

By
Name
Its